Exhibit 4(1)

UNDERWRITING AGREEMENT

Dated as of [DATE]

BETWEEN

THE STATE OF ISRAEL

AND

DEVELOPMENT CORPORATION FOR ISRAEL

(Underwriter)

[NAME OF SERIES OF BONDS]

AGREEMENT made [DATE] between the STATE OF ISRAEL (the “State”) and DEVELOPMENT CORPORATION FOR ISRAEL (the “Corporation”).

WITNESSETH:

WHEREAS, the State has duly authorized the issuance and/or renewal of certain issues of its bonds in one or more series known as its                                             in the aggregate principal amount of $                       (the “Bonds”) and has duly authorized the execution and delivery of this Agreement; and

WHEREAS, this Agreement is intended by the parties to supersede any other underwriting agreement between the parties relating the Bonds; and

WHEREAS, the Corporation, duly organized and incorporated under the laws of the State of New York, has agreed to undertake the sale of the Bonds in accordance with the terms herein contained; and

WHEREAS, the State and The Bank of New York (the “Fiscal Agent”) have entered into a Master Fiscal Agency Agreement, a copy of which has been provided to the Corporation and a supplement thereto with respect to the Bonds, substantially in the form attached hereto as Schedule A (the “Fiscal Agency Agreement”); and

WHEREAS, the Bonds will be substantially in the form attached as Exhibit A to said supplement to the Master Fiscal Agency Agreement;

NOW, THEREFORE, IT IS AGREED THAT:

1.           The Corporation shall be the sole and exclusive underwriter and broker for the State throughout the United States for the sale of the Bonds.

2.           (a)           The Corporation shall use its best efforts to sell the entire authorized issue of the Bonds. The price of each Bond to the public shall be 100% of the principal amount of such Bond (“Purchase Price”). The Corporation shall act as agent in the sale of the Bonds and shall receive, with respect to all Bonds sold pursuant to this Section 2(a), a selling concession at a rate to be determined from time to time by the State and the Corporation, but not to exceed 6% of the Purchase Price of the Bonds sold for the account of the State by the Corporation as agent. Upon prior written consent from the State, the Corporation may utilize the services of any other person or persons as broker, dealer or agent under any arrangements not inconsistent herewith that it may deem appropriate.

(b)           The Bonds shall be issuable only as provided for and defined in the Fiscal Agency Agreement.

3.           In effectuating the sale of the Bonds, (a) the Corporation shall be entitled to utilize the services of the Fiscal Agent in accordance with the terms and provisions of the Fiscal Agency Agreement; (b) the Corporation shall keep accurate and complete records of the date of sale and the Purchase Price of each Bond and such other applicable information as is required and generally expected of the Corporation; (c) prior to effecting any sales of the Bonds, the Corporation will assure that the purchaser thereof has properly completed all required subscription documents; and (d) the Corporation shall deliver the subscription price and all subscription documents to the Fiscal Agent promptly after their completion by the purchaser of Bonds in a form acceptable to the Corporation.

4.           The State will use its best efforts to assist the Corporation in its sales campaigns, including the use of its facilities and representatives in Israel and elsewhere, at the request of the Corporation, to inform the public of the economic development and security of the State; and otherwise to assist in maintaining an atmosphere conducive to the sale of Bonds.

5.           (a)           With respect to the Bonds, the State shall file with the Securities and Exchange Commission (the “SEC”) a registration statement, including a prospectus (such registration statement, prospectus and all amendments and supplements thereto being herein referred to as the “Registration Statement”), pursuant to and in conformity with the Securities Act of 1933, as amended (the “Securities Act”). The State shall file such amended registration statements and supplementary prospectuses and such other documents as may be required to be filed with the SEC, in order to permit the continuous sale of the Bonds by the Corporation from the effective date of the registration of the Bonds until the offering and the sale of the Bonds has been completed or terminated in accordance with section 12(b) hereof.
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(b)           The State shall also file all statements, registrations or other documents required to be filed by the State as the issuer of the Bonds in order to permit the continuous sale of the Bonds by the Corporation in each state of the United States from the effective date of the registration of the Bonds until the offering and the sale of the Bonds have been completed or terminated in accordance with section 12(b) hereof.

6.           The Corporation shall make a public offering of the Bonds within a reasonable time after the effective date of the Registration Statement to be filed with the SEC.

7.           (a)           The Bonds shall be offered for sale at prices equal to the Purchase Price as determined by the State pursuant to the Fiscal Agency Agreement.

(b)           The Corporation may allow reasonable concessions or commissions to brokers and dealers who are regularly engaged in the securities business with prior consent from the State.

8.           (a)           In addition to the commissions provided for in Section 2 hereof, the State shall pay and bear all charges, expenses and fees in connection with:

(i)           The issuance of the Bonds, including, without limitation, the preparation, printing and/or engraving, execution, authentication and delivery thereof;
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(ii)           The preparation and filing of the Registration Statement (and all amendments and supplements thereto) to be filed pursuant to the Securities Act, and the registration of the Bonds thereunder;

(iii)           The preparation, printing, publication and distribution of prospectuses, newspaper prospectuses, advertising, literature, collection of subscriptions, public presentations and maintaining complete and accurate records of all Bond transactions;

(iv)           The registration of the Bonds and of the State pursuant to the statutes of the several states of the United States, including, without limitation, all registration fees; and

(v)           All sums payable to the Fiscal Agent, pursuant to the Fiscal Agency Agreement or Agreements made in conformity with its provisions.

(b)           The Corporation shall, at the end of each three-month period, or at such similar intervals as may be requested by the State, render an accounting to the State with respect to all proceeds of the sales of the Bonds, and the expenses incurred on behalf of the State. The settlement of any amounts which are shown by such accountings to be payable by either party to the other shall be made promptly after such accountings.

9.           The obligations of the Corporation hereunder are subject to the following conditions:

(a)           That upon request of the Corporation, the State shall furnish to the Corporation a written opinion of the Legal Advisor to the Ministry of Finance of the State to the effect that the Bonds have been duly authorized in accordance with the laws of the State, which opinion shall be satisfactory to counsel for the Corporation; that upon the issuance and delivery of the Bonds pursuant to the Fiscal Agency Agreement, they will constitute valid, binding, absolute and unconditional obligations of the State for the performance of which the full faith and credit of the State is obligated; and that this Agreement has been duly authorized and executed in accordance with the laws of the State applicable thereto and that all provisions hereof are valid and binding upon the State.
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(b)           That the form and validity of the Bonds, the proceedings and other related matters incident to the issuance and sale of the Bonds, the form of the Registration Statement, and the form of the prospectus relating to the Bonds shall be satisfactory to counsel for the Corporation.

10.           The State warrants and represents to the Corporation that, when the Registration Statement becomes effective, such Registration Statement will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, except that this representation and warranty does not apply to statements or omissions in the Registration Statement based upon information furnished to the State, in writing, by the Corporation, expressly for use therein. The State agrees to indemnify and hold harmless the Corporation, its officers and directors, the members of its Board of Directors and all other persons whom the Corporation shall, in its discretion, determine to give a like indemnity, against any and all losses, claims, damages and liabilities to which they or any of them may become subject, and to reimburse each of them for any legal or other expenses incurred by them in connection with defending any actions, insofar as such losses, claims, damages, liabilities or actions, arise out of or are based upon any such untrue statement of a material fact contained in the Registration Statement or arise out of or are based upon the omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages, liabilities or actions arise out of or are based upon any such untrue statement or omission which was made or omitted in such Registration Statement in reliance upon information furnished, in writing, to the State by the Corporation expressly for use therein. The representations and warranties and the indemnity agreements herein contained shall remain operative and in full force and effect regardless of any termination of this Agreement, or any investigation made by or on behalf of the Corporation or any other person. In the event that the Corporation shall make any payment with respect to any loss, claim, damage or liability reasonably determined by it to come within the scope of the indemnification agreement, the State agrees to make full reimbursement to the Corporation with respect to such payment.
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11.           The State has entered into the Fiscal Agency Agreement with the Fiscal Agent. Said Fiscal Agency Agreement shall be deemed to be incorporated herein and made a part of this Agreement. The Corporation agrees to prescribe forms of subscription for the Bonds, determine the procedures for effecting subscriptions and perform to the best of its ability all other services to be performed by it pursuant to said Fiscal Agency Agreement, all in accordance with such reasonable instructions as may be given to it from time to time by the State; and agrees to perform its obligations hereunder in a manner which shall be consistent with the terms and conditions of said Fiscal Agency Agreement.

12.           (a)           The terms of this Agreement shall be effective from the date hereof until the offering and the sale of the Bonds have been completed or terminated in accordance with subsection (b) of this section.

(b)           On or after the first anniversary of the effective date of the registration of the Bonds, either party to this Agreement may give notice, in writing, to the other that this Agreement shall terminate on a date six (6) months subsequent to the receipt of such notice.
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13.           (a)           Any notice, report, accounting or communi-cation required to be given to the State under this Agreement may be given by registered mail to the Chief Fiscal Officer of the Ministry of Finance for the Western Hemisphere, or to any other representative of the State duly authorized in writing to receive such notice, report, accounting or communication.

(b)           Any notice, report, account or communication required to be given to the Corporation, may be given by registered mail to the President, any Vice President, Secretary or Treasurer of the Corporation, such mail to be addressed to such persons at the principal office of the Corporation or to such other persons or such other places as the Corporation may indicate by written notice to the State.

14.           With the written consent of the State, the Corporation may assign this Agreement and all of its rights and duties hereunder to a successor which shall assume the duties of the Corporation hereunder. Upon the making of such assignment, the Corporation shall be thereby discharged of all liabilities and obligations hereunder.

15.           This Agreement is subject to amendment, from time to time, by mutual consent of the State and the Corporation.

16.           This Agreement has been executed and delivered in New York, New York, and is made pursuant to, and shall in all respects be governed by, and construed in accordance with, the laws of the State of New York without regard to principles of conflicts of law.

17.           This Agreement may be executed in several counterparts, each of which so executed shall be deemed to be an original, but such counterparts shall together constitute but one and the same instrument.

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IN WITNESS WHEREOF, the State has caused this Agreement to be signed in its behalf by the Chief Fiscal Officer and the Deputy Chief Fiscal Officer of the Ministry of Finance for the Western Hemisphere, thereunto duly authorized, and to be impressed with its seal, Development Corporation for Israel has caused this Agreement to be signed by its President or Vice President and to be impressed with its corporate seal.

STATE OF ISRAEL

By:  __________________________________________
Chief Fiscal Officer of the
Ministry of Finance for the
Western Hemisphere

(Seal of the
State of Israel)

By:  ___________________________________________
Deputy Chief Fiscal Officer of the
Ministry of Finance for the
Western Hemisphere

DEVELOPMENT CORPORATION FOR
ISRAEL

(Seal of Development
Corporation for Israel)
By:  ___________________________________________
Name:
Title:

SCHEDULE A

SUPPLEMENT,

Dated as of [DATE]

TO MASTER FISCAL AGENCY AGREEMENT

BETWEEN

THE STATE OF ISRAEL (“STATE”)

AND

THE BANK OF NEW YORK (“FISCAL AGENT”)

Name of Bonds -

Aggregate Principal Amount -

Denominations -

Maturity Date(s) -

Issue Date(s) -

Interest Accrual -

Interest Payment Date(s) -

Interest Rate -

Sales Period -

Regular Record Date(s) -

Holders/Purchasers -

Permitted Transferees -

Purchase by State -

Redemption at the Option of the State -

Exchanges, Split Ups -

Book Entry -

STATE OF ISRAEL

By:  ________________________________________
Chief Fiscal Officer of the
Ministry of Finance for the
Western Hemisphere

By:  ________________________________________
Deputy Chief Fiscal Officer
of the Ministry of Finance for the
Western Hemisphere

BANK OF NEW YORK
as Fiscal Agent

By:  ________________________________________
Name:
Title:

Attest:

By:  ________________________________________
Name:
Title:

Exhibit A to Supplement

Form of Bond

[FRONT OF BOND]

STATE OF ISRAEL

State of Israel (hereinafter called the “State”), for value received, hereby promises to pay to

(hereinafter called the “owner”) the sum of                                U.S. DOLLARS

In such coin or currency of the United States of America as at the time of payment is legal tender for the payment therein of public and private debts. Terms used herein, unless otherwise defined, shall have the meaning given them under the Master Fiscal Agency Agreement, dated as of February 16, 2001, as thereafter amended, and the applicable Supplement thereto, between the State and The Bank of New York (together, the “Fiscal Agency Agreement”).
The State also promises to pay interest on the principal sum in the amounts, at the times and to the persons provided for in the Fiscal Agency Agreement.
Reference is hereby made to the further provisions of this Bond set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.
This Bond shall not become valid or obligatory for any purpose unless and until this Bond has been countersigned for authentication by the Fiscal Agent. No representation shall be implied from such countersignature other than the representation that the Fiscal Agent has not countersigned Bonds in excess of the aggregate authorized amount of the Bonds and Bonds delivered in substitution therefor or in replacement thereof as provided in the Fiscal Agency Agreement.
This Bond shall in all respects be governed by, and construed in accordance with, the laws of the State of New York without regard to principles of conflicts of law.

IN WITNESS WHEREOF, the State of Israel has caused this Bond to be executed with the facsimile signatures of the Prime Minister of the State and the Minister of Finance of the State, said signatures being duly authorized, and to bear the facsimile Emblem of the State of Israel, all in the City of New York, State of New York, United States of America, as of the Issue Date hereof.

DATED AS OF:	STATE OF ISRAEL

COUNTERSIGNED FOR AUTHENTICATION THE BANK OF NEW YORK As Fiscal Agent	By		By
		Prime Minister		Minister of Finance
By
AUTHORIZED SIGNATURE

[BACK OF BOND]

STATE OF ISRAEL

This Bond is one of a duly authorized issue of Bonds of the State. The Bonds of this issue are issued in the form hereof.

Payment of the principal of and interest on this Bond shall be made at the principal corporate trust office of the Fiscal Agent in New York, New York; provided, however, that, at the option of the State, interest may be paid by check mailed to the address of the person entitled thereto as such address shall appear in the Bond Register.

If any amounts due, whether on any Interest Payment Date or at maturity, and whether of principal or of interest, shall remain unclaimed at the end of six months after such monies shall have become due and payable in accordance with the terms and conditions of this Bond, then the State may make such amounts payable at the principal office of the Chief Fiscal Officer of the Ministry of Finance of the State of Israel for the Western Hemisphere in New York, New York, in substitution of said agency of the State.

The principal of and interest on this Bond, or any income or gain obtained in transactions therein, shall be free of all taxes, whether ad valorem or otherwise and whether of specific or general applicability, now or at any time hereafter imposed by the State, or by any taxing authority thereof or therein, except when this Bond is beneficially owned by any person residing in or ordinarily a resident of the State.

The State has entered into a Master Fiscal Agency Agreement, dated as of February 16, 2001, as thereafter amended, and a Supplement thereto relating to every bond issue (together, the “Fiscal Agency Agreement”) between the State and The Bank of New York (said bank, or its successor, as such fiscal agent, being herein referred to as the “Fiscal Agent”). A copy of the Fiscal Agency Agreement is on file and available for inspection at the principal corporate trust office of the Fiscal Agent in New York, New York. Reference is hereby made to the Fiscal Agency Agreement for additional terms related to the Bonds, a description of the rights and limitations on the rights of the owners of the Bonds and of the responsibilities and limitations of the responsibilities of the Fiscal Agent.

Bonds shall be issuable to any person or entity.

This Bond is the direct, unconditional, general obligation of the State, and the State pledges its full faith and credit for the due and punctual payment of principal and interest, as herein provided, and for the due and timely performance of all obligations of the State hereunder and under the Fiscal Agency Agreement.

This Bond is non-transferable and non-assignable, except as set forth in the Fiscal Agency Agreement.

The Bond is eligible for the repurchase by the State, at the request of the Bondholder or at the election of the State, in either case, to the extent, subject to and in accordance with the terms provided for in the Fiscal Agency Agreement.

The State and the Fiscal Agent may deem and treat the registered owner as the absolute owner of this Bond for the purpose of receiving payment hereof and interest hereon or on account hereof, and for all purposes, whether or not this Bond shall be overdue and for all other purposes, and neither the State nor the Fiscal Agent shall be affected by any notice to the contrary.

The State hereby certifies and declares that all acts, conditions and things required to be done and performed and to have happened, before the creation and issuance of the Bonds, to constitute the same valid, legal and binding obligations of the State in accordance with their terms, have been done and performed and have happened in due and strict compliance with the law of the State.

This Bond is non-transferable and non-assignable except in the special instances referred to in this Bond and subject to the terms and conditions of this Bond and of the Fiscal Agency Agreement.

Interest on this Bond shall cease to accrue on or after its maturity date.

  ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this bond, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM	-	as tenants in common	UNIF GIFT MIN ACT - _______CUSTODIAN ________
TEN ENT	-	as tenants by the entirety	(Cust) (Minor)
JT TEN	-	as joint tenants with right of survivorship and not as tenants in common	under Uniform Gifts to Minors Act _________________ (State)

Additional abbreviations may also be used though not in the above list.

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto
PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE

_________
(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE)

_________
the within bond, and all rights thereunder, hereby irrevocably constituting and appointing
Attorney
to transfer said bond on the books of the State, with full power of substitution in the premises.
Dated: ________________________
NOTICE: The signature to this assignment must correspond with the name as it appears upon the face of the within bond in every particular, without alteration or enlargement or any change whatever.
SIGNATURE GUARANTEED:            _________
Signatures applicable to the assignment must be guaranteed by an eligible guarantor institution which is a member of or participant in one of the following signature guarantee programs: the Securities Transfer Agents Medallion Program (STAMP), New York Stock Exchange Medallion Signature Program (MSP), or Stock Exchanges Medallion Program (SEMP).

UPON TRANSFER OF THIS BOND, THE TRANSFEREE SHOULD IMMEDIATELY SUBMIT THIS BOND TO THE FISCAL AGENT FOR REGISTRATION OF THIS BOND IN THE NAME OF SUCH TRANSFEREE IN ORDER TO ASSURE THAT FUTURE INTEREST PAYMENTS ARE MADE TO SUCH TRANSFEREE.